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                                                                   EXHIBIT 10.6



                             WAIVER OF JURY TRIAL

         This Waiver is made this 14th day of November, 1996, by BARNETT BANK, N.A. (the "Bank") and the undersigned customers (the "Customers").

                                    RECITALS

         The Bank is this day entering into a credit facility with Armor Holdings, Inc. (the "Borrower"). The parties recognize that the credit facility is a relatively complex business transaction and that the documents relating thereto are relatively lengthy and technical in nature and may be susceptible to misinterpretation if isolated provisions are the subject of review. The parties believe that a judge, rather than a jury, will be the most efficient and best qualified trier of fact in the event of any dispute as to the rights and obligations of the parties. The Bank and the Customers are executing this Agreement to set forth their agreement with respect to the resolution of such disputes.

         NOW, THEREFORE, for ten dollars and other good and valuable consideration, the parties agree as follows:

         I. Each of the parties hereto knowingly, voluntarily and intentionally waives any right that it may have to a trial by jury in any litigation arising out of, under or in connection with: (a) the Credit Facility (as defined herein) or any documents, communications or transactions related thereto; or (b) any course of conduct, course of dealing, statements (whether oral or written), actions or omissions of any party hereto or any of their respective Affiliates (as defined herein) in connection with or related to the Credit Facility or otherwise. In addition, each party hereto shall cause each of its Affiliates to waive any right that it may have to a trial by jury in any such litigation, and no such party shall assert, maintain or pursue any claim, defense or position in any such litigation unless each of its Affiliates which is a party thereto shall have waived all rights to trial by jury in such litigation. The waiver set forth herein shall extend to all litigation by, against or involving any party hereto or its Affiliates including, without limitation, actions, claims and suits based upon tort, breach of contract, violation of law, fraud, inequitable conduct, bad faith, misrepresentation or breach of fiduciary duty.

         II. Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action, or other legal proceeding arising out of or relating to the Credit Facility may be brought in a court of record of the State of Florida in Nassau County or Duval County; (b) consents to the jurisdiction of each such court in any such suit, action, or proceeding; (c) waives any objection which he, she or it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) waives any right that he,



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she or it may have to assert the defense of forum non-conveniens in any such suit, action or proceeding.

         III. For purposes hereof, the terms "Credit Facility" and "Affiliate" shall have the following meanings:

                  A. "Credit Facility" shall mean and include: (i) any loan or loans heretofore, now or hereafter made by the Bank or any of its Affiliates to the Borrower or any of its Affiliates (as the same may be renewed, amended, restated or extended from time to time); (ii) any other extensions of credit heretofore, now or hereafter made by the Bank or any of its Affiliates to or for the benefit of the Borrower or any of its Affiliates (as the same may be renewed, amended, restated or extended from time to time); (iii) any guaranty of any of the foregoing loans or extensions of credit, whether now or hereafter in effect (as any such guaranty may from time to time be renewed, amended, restated or extended); and (iv) any loan agreement, note, security agreement, mortgage, environmental agreement, pledge, financing statement, guaranty agreement, consent, certificate or other document or agreement, whether now or hereafter in effect, relating in any way to any of the foregoing loans, extensions of credit or guaranties (as any such documents or agreements may be renewed, amended, restated or extended from time to time).

                  B. A party's "Affiliates" shall mean: (i) each person, corporation and other entity (each, a "Control Affiliate") that controls, is controlled by or is under common control with the party; and (ii) each executive officer or director of the party or any Control Affiliate of the party.

         IV. The parties hereto have specifically discussed this Agreement, and they have agreed that it is an essential part of their agreement about the Credit Facility.

         V. If any one or more of the provisions contained in this Agreement is declared or found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision or portion thereof shall be deemed stricken and severed and the remaining provisions hereof shall continue in full force and effect.

         VI. This Agreement shall be governed by and construed in accordance with Florida law. This Agreement may not be modified, nor shall any provision be waived, except by written instrument executed by all of the parties hereto. This Agreement shall inure to the benefit of, and shall be binding upon, all of the parties' respective successors, assigns and Affiliates. This
Agreement may be executed in one or more counterparts. Such counterparts shall constitute one agreement. This Agreement shall be binding upon each person or entity which signs the same or a counterpart hereof

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whether or not all persons or entities listed below sign this Agreement or a counterpart hereof.

         Executed the day and year first above written.

                                    BANK:

                                    BARNETT BANK, N.A.


                                    By:__________________________________

                                       Its:______________________________



                                    CUSTOMERS:

                                    ARMOR HOLDINGS, INC.


                                    By:__________________________________

                                       Its:______________________________



                                    NIK PUBLIC SAFETY, INC.


                                    By:_________________________________

                                       Its:_____________________________



                                    DEFENSE TECHNOLOGY CORPORATION
                                             OF AMERICA


                                    By:_________________________________

                                       Its:_____________________________



                                    ARMOR HOLDINGS PROPERTIES, INC.


                                    By:_________________________________

                                       Its:_____________________________



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